EXHIBIT 99.1

Scott’s Liquid Gold Announces Results of Special Meeting of Shareholders and Anticipated Effective Date of Reverse Split, and Other Upcoming Corporate Changes

Shareholders Overwhelmingly Approve All Proposals at Recent Special Meeting

Company Currently Anticipates Closing Previously Announced Transaction with Horizon Kinetics LLC on July 1, 2024, with the Company’s 1-for-20 Reverse Stock Split, Reincorporation, Name Change and Change in Ticker Symbol Expected to be Effective on the Same Day

Denver, Colo., June 26, 2024 — (Business Wire) — Scott’s Liquid Gold-Inc. (“Scott’s” or the “Company”) (OTC: SLGD) today announced that, based on a count of the votes cast at the Company’s Special Meeting of Shareholders, its shareholders overwhelmingly approved all proposals presented, including the reverse stock split proposal and the reincorporation proposal. More than 87% of shares outstanding were represented at the Special Meeting, and more than 99% of votes were cast in favor of the proposals.

Following the approvals received at the Special Meeting, Scott’s and Horizon Kinetics LLC anticipate completing their previously announced merger on July 1 of this year, subject to the satisfaction or waiver of all closing conditions. It is anticipated that, effective prior to commencement of trading on that day, Scott’s will change its corporate name to Horizon Kinetics Holding Corporation, its state of incorporation from Colorado to Delaware and its ticker symbol on OTC Markets to HKHC, and effect its 1-for-20 reverse stock split.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding the merger with Horizon Kinetics, including the expected closing date. All statements other than statements of historical facts contained herein, including statements on the anticipated effective date of the merger, reverse stock split, reincorporation, name change and ticker symbol change, and other statements regarding our, Horizon Kinetics’ or the combined company’s future financial position and results of operations, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, Horizon Kinetics, or the combined company, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs as a combined company.

Important factors that could cause actual results to differ from those in the forward-looking statements include: the possibility that the merger does not close, including due to failure to satisfy closing conditions, or does not close on July 1, 2024; the possibility that the Company will not effect its reverse stock split, reincorporation, name change and/or ticker symbol change on July 1, 2024; the possibility that anticipated benefits from the merger will not be realized, or will not be realized within the expected time period; and disruption from the merger making it more difficult to maintain business and operational relationships; among other risks.

Further information on risks we face is contained in our filings with the SEC, including our Form 10-K for the fiscal year ended December 31, 2023 and our Form 10-Q for the fiscal quarter ended March 31, 2024, and the definitive proxy statement dated May 13, 2024. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Horizon Kinetics LLC

Horizon Kinetics LLC, through its subsidiary investment manager, Horizon Kinetics Asset Management LLC, is an investment advisory firm with approximately $7.1 billion assets under management as of March 31, 2024. Horizon Kinetics provides independent proprietary research and investment advisory services for long-only and alternative value-based investing strategies. The firm has offices in New York City, White Plains, New York, and Summit, New Jersey. For more information, please visit http://www.horizonkinetics.com.

About Scott’s Liquid Gold-Inc.

Scott’s Liquid Gold-Inc. exists to positively impact consumers’ lives in the markets it serves while creating shareholder value. Scott’s develops, markets, and sells high-quality, high-value household products to mass merchandisers, supermarkets, hardware stores, and e-commerce retailers. For more information, please visit http://www.slginc.com.

Investor Relations Contact:

David Arndt

President & Chief Financial Officer

303.576.6027